Exhibit 5

[Jenner & Block Letterhead]

April 3, 2003

General Dynamics Corporation
3190 Fairview Park Drive
Falls Church, Virginia 22042-4523

Re:   Registration of Securities on Form S-3

Ladies and Gentlemen:

     We are acting as special counsel to General Dynamics Corporation, a Delaware corporation (the “Company”), and to the subsidiaries of the Company named in Schedule I hereto (the “Guarantors”), in connection with the proposed registration by the Company of $3,000,000,000 aggregate initial gross proceeds of debt securities of the Company (the “Securities”), and of the guarantees of the Guarantors related to the Securities (the “Guarantees”), pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) on or about April 3, 2003 under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, the “Registration Statement”). References made herein to the “Indenture” shall be to the Indenture dated as of August 27, 2001, by and among the Company, the Guarantors and The Bank of New York, as trustee (the “Trustee”).

     The amounts, prices and other specific terms of the Securities offered and sold under the Registration Statement will be set forth in the prospectus constituting a part of the Registration Statement and in one or more supplements to such prospectus (collectively, the “Prospectus”).

     The terms of the Securities to be issued by the Company from time to time will be approved by the board of directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken (the “ Company Corporate Proceeding”) in connection with the issuance of the Securities.

     The terms of the Guarantees to be established by the Guarantors will be approved by the boards of directors of the Guarantors or a committee thereof or certain authorized officers of the Guarantors as part of the corporate action taken (the “Guarantor Corporate Proceeding”) in connection with the issuance of Securities that are subject to the Guarantees.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (a) the corporate and organizational documents of the Company and the Guarantors, (b) certain minutes and records of the Corporate Proceedings of the Company and the Guarantors and (c) the Registration Statement and exhibits thereto.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Guarantors. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

     Based upon and subject to the qualifications, assumptions and limitations set forth in this letter, we are of the opinion that:

1. When, as and if (a) the Registration Statement will have become effective pursuant to the provisions of the Securities Act, (b) any necessary supplemental indenture (or other such certificate or supplement) to the Indenture will have been duly approved by appropriate Company Corporate Proceedings and Guarantor Corporate Proceedings and such supplemental indenture (or other such certificate or supplement thereto) will have been duly authorized, executed and delivered by the parties thereto, and assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, (c) the Securities will have been duly issued in the form and containing the terms described and provided in the Prospectus, the Indenture (and any supplemental indenture or other such certificate or supplement thereto) and the respective Company Corporate Proceedings and Guarantor Corporate Proceedings, and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities with respect thereto are obtained, and (d) the Securities have been duly executed by the Company and duly authenticated by the trustee and delivered to the purchasers against payment of the agreed consideration, the Securities when issued will be legally issued and binding obligations of the Company.

2. Subject to the assumptions contained in paragraph 1, when, as and if (a) the Guarantees will have been duly issued in the form and containing the terms described and provided in the Prospectus, the Indenture (and any supplemental indenture or other such certificate or supplement thereto) and the respective Guarantor Corporate Proceedings, and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities with respect thereto are obtained, and (b) the Guarantees have been duly executed and delivered by the Guarantors, the Guarantees will be binding obligations of the Guarantors.

     Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of (a) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (c) public policy considerations which may limit the rights of parties to obtain certain remedies and (d) other commonly recognized statutory and judicial constraints on enforceability, including, without limitation, statutes of limitations.

     Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law, constitution and reported judicial decisions of the State of Delaware or the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We have assumed without investigation that there has been no relevant change or development between the date of such certificate and the date of this letter.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws identified above be changed by legislative action, judicial decision or otherwise.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ JENNER & BLOCK JENNER & BLOCK

SCHEDULE I

GUARANTORS

American Overseas Marine Corporation, a Delaware corporation

Bath Iron Works Corporation, a Maine corporation

Electric Boat Corporation, a Delaware corporation

General Dynamics Armament and Technical Products, Inc., a Delaware corporation

General Dynamics Government Systems Corporation, a Delaware corporation

General Dynamics Land Systems Inc., a Delaware corporation

General Dynamics Ordnance and Tactical Systems, Inc., a Virginia corporation

Gulfstream Aerospace Corporation, a Delaware corporation

Material Service Resources Company, a Delaware corporation

National Steel and Shipbuilding Company, a Nevada corporation

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